Exhibit (j)(1)

CONSENT OF COUNSEL

We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of Post-Effective Amendment No. 121 to the Registration Statement of Artisan Partners Funds, Inc. on Form N-1A under the Securities Act of 1933, as amended.

/s/ Ropes & Gray
Ropes & Gray LLP

Washington, DC

November 21, 2019